Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES RESULTS OF THE
THE OFFER TO PURCHASE AND CONSENT SOLICITATION
RELATING TO ITS WARRANTS

Las Vegas, Nevada – May 17, 2022 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), the creator of the playAWARDS loyalty platform and an award-winning developer of free-to-play mobile and social games, today announced the results of its offer to purchase (the “Offer”) all of its outstanding public warrants and private placement warrants (collectively, the “Warrants”) to purchase shares of its Class A common stock, par value $0.0001 per share, at a purchase price of $1.00 in cash per Warrant, without interest, which expired at 12:00 midnight, Eastern Time at the end of the day on May 13, 2022.

PLAYSTUDIOS also solicited consents (the “Consent Solicitation”) to amend the Warrant Agreement, dated as of October 22, 2020, by and between PLAYSTUDIOS and Continental Stock Transfer & Trust Company, which governs all of the Warrants (the “Warrant Agreement”), to permit PLAYSTUDIOS to redeem each outstanding Warrant for $0.90 in cash, without interest, which is 10% less than the price applicable to the Offer (such amendment, the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, the adoption of the Warrant Amendment required the consent of holders of at least 65% of the outstanding public warrants as it relates to the public warrants and the consent of holders of at least 65% of the outstanding private placement warrants as it relates to the private placement warrants.

The Company has been advised that (i) a total of 1,792,463 public warrants were properly tendered and not properly withdrawn, which amount represents approximately 25% of the outstanding public warrants, and (ii) none of the outstanding private placement warrants were properly tendered and not properly withdrawn. Pursuant to the terms of the Offer, the Company expects to pay an aggregate of $1,792,463 in cash in exchange for such public warrants. Such payment will be made promptly. Based on the percentage of warrants tendered, the Warrant Amendment was not approved.

The Offer was made pursuant to an Offer to Purchase and Consent Solicitation and Letter of Transmittal and Consent, and certain other materials contained in the Company’s tender offer statement on Schedule TO originally filed with the SEC on April 1, 2022, as amended from time to time (the “Offer to Purchase”), and available at www.sec.gov.

PJT Partners LP acted as the Dealer Manager for the Offer. Alliance Advisors, LLC acted as the Information Agent for the Offer, and Broadridge Corporate Issuer Solutions, Inc. acted as the Depositary for the Offer. All questions concerning the Offer should be directed to Alliance Advisors, LLC at (800) 429-6652 (toll-free).

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the Warrants. The Offer and Consent Solicitation were made only through the Schedule TO and Offer to Purchase.

About PLAYSTUDIOS, Inc

PLAYSTUDIOS, Inc. (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, POP! Slots, myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, myVEGAS Bingo, and MGM Slots Live. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit www.playstudios.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the results for the Offer and Consent Solicitation. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results to differ materially from statements made in this press release, including the number of warrant holders that responded and elected to participate in the Offer and Consent Solicitation; our ability to recognize the anticipated benefits of the Offer and Consent Solicitation; changes in applicable laws or regulations, including those that pertain to tender offers; and the possibility that we may be adversely affected by legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” in our Annual Report on Form 10-K for the twelve months ended December 31, 2021, filed with the SEC on March 3, 2022 and in other filings we make with the SEC from time to time. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
IR@playstudios.com

Media Relations
Amy Rossetti
media@playstudios.com